CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 23, 2017, relating to the financial statements and financial highlights and schedule of investments appearing in Item 6 of the Form N-CSR filing (schedule of investments for DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Multi-Asset Growth Fund (Consolidated), DoubleLine Low Duration Bond Fund, DoubleLine Floating Rate Fund, DoubleLine Shiller Enhanced CAPE®, DoubleLine Flexible Income Fund, DoubleLine Low Duration Emerging Markets Fixed Income Fund, DoubleLine Long Duration Total Return Bond Fund, DoubleLine Strategic Commodity Fund (Consolidated), DoubleLine Global Bond Fund, DoubleLine Infrastructure Income Fund, DoubleLine Ultra Short Bond and DoubleLine Shiller Enhanced International CAPE®) of DoubleLine Total Return Bond Fund, which appears in the March 31, 2017 Annual Reports to Shareholders of, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Information”, and “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California

July 28, 2017